UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2016 (February 5, 2016)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On February 8, 2016, Cumberland Pharmaceuticals Inc. (the "Company") announced the promotion of Dr. Amy D. Rock to Vice President, Regulatory & Scientific Affairs.  Dr. Rock has held a series of positions at Cumberland; serving as the Company’s Senior Director Regulatory & Scientific Affairs since January 2010.
Dr. Rock has 15 years of pharmaceutical product development experience, including pre-approval and post-approval regulatory and clinical activities. She helped lead the development and FDA approval of Cumberland’s Caldolor® and Acetadote® products. She is now leading the Company’s efforts to develop ifetroban for a growing number of indications to address unmet medical needs.
Dr. Rock graduated with a Doctorate in Immunology from the University of Kentucky. She also earned a Bachelor of Arts degree in Economics from Washington University in Missouri, prior to receiving her Masters of Business Administration from Vanderbilt University’s Owen Graduate School of Management.  Additional information in connection with Dr. Rock and her employment agreement will be provided separately.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

February 5, 2016	By: A.J. Kazimi

Name: A.J. Kazimi
Title: Chief Executive Officer